Exhibit 99.7

PATENT SALE AGREEMENT

This PATENT SALE AGREEMENT (this “Agreement”) is entered into, as of the Effective Date (defined below), by and between Intellectual Ventures Assets 16 LLC, a Delaware limited liability company, with an address at 2711 Centerville Rd, Suite 400, Wilmington, DE 19808 (“Seller”) and Quest Patent Research Corporation], a Delaware company with an office at 411 Theodore Fremd Ave., Suite 206S, Rye, New York 10580 (“Purchaser”). The parties hereby agree as follows:

1.            Definitions

“Abandoned Assets” means those specific patent applications, patents and other governmental grants or issuances listed on Exhibit B (as such list may be updated based on Purchaser’s review prior to Closing), and all patents or patent applications to which any of the Patents and/or Abandoned Assets claims priority which are abandoned, lapsed, or expired.

“Affiliate” means, with respect to any Person, any Entity in whatever country organized, that Controls, is Controlled by or is under common Control with such Person.

“Assigned Abandoned Rights” has the meaning set forth in subsection 2.1(c).

“Assigned Patent Rights” means (a) the Patents; (b) any reissues, reexaminations, extensions, continuations, continuing prosecution applications, requests for continuing examinations, divisions, provisionals and registrations of any of the Patents and any patents or patent applications which correspond to or claim priority to any of the foregoing, and all foreign counterparts of the foregoing; (c) rights to apply in any or all countries of the world for future patents, certificates of invention, utility models, industrial design protections, design patent protections, or other future governmental grants or issuances of any type related to the Patents; and (d) all causes of action and enforcement rights of any kind, including, without limitation, all rights to seek and obtain remedies of any kind for past, current and future infringement under, or on account of, any of the Patents and/or any of the items described in either of the foregoing categories (b) or (c).

“Closing” means August 31, 2015 or such other time before that date as may be mutually agreed to by the parties (the “Target Closing Date”), and that time at which (1) the payment described in paragraph 2.2(a) is made and (2) Seller transfers all of its right, title, and interest in and to the Assigned Patent Rights and the Assigned Abandoned Rights to Purchaser; provided, however, that Closing shall not occur until Purchaser has received third-party funding for the purchase of the Assigned Patent Rights and the Assigned Abandoned Rights. If Closing does not occur (for whatever reason) by the Target Closing Date, either party may terminate this Agreement pursuant to paragraph 6.13; provided, however, that Purchaser may also terminate this Agreement in its sole discretion at any time prior to the Target Closing Date, pursuant to paragraph 6.13.

“Control” (or such other conjugations) for the purpose of this Agreement means the direct or indirect ownership of more than fifty percent (50%) of the shares or similar equity interests or voting power of the outstanding voting securities of such Entity that represent the power to direct the management and policies of such Entity.

“Deliverables” means those items identified on Exhibit D.

“Disclosed Information” means any information or materials related to the Patents and/or Abandoned Assets and disclosed by Seller or Affiliates of Seller to a Recipient prior to the Effective Date, in connection with Recipient’s consideration regarding entering into a license with Seller or Affiliates of Seller covering the Patents, and any review, evaluation or analysis by the Recipient of any such information. Disclosed Information does not include any information or materials that are disclosed to a Person by a Person other than Seller or any Affiliates of Seller.

“Enhanced Damages” means any of the following types of damages to the extent such damages are based upon any Disclosed Information: (a) damages for patent infringement dating back to disclosure of any Disclosed Information; (b) damages awarded in connection with a judicial or arbitral finding of willful patent infringement; or (c) punitive (or enhanced) damages for willful patent infringement.

“Entity” means any corporation, partnership, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or any other legal entity.

“Effective Date” means the last date set forth on the signature page of this Agreement.

“Executed Assignments” means (i) the Assignment of Assigned Patent Rights in the form attached hereto as Exhibit A duly executed by Seller and (ii) the Assignment of Assigned Abandoned Rights in the form attached as Exhibit B.

“Existing Rights” means the existing licenses, sublicenses, and other rights and obligations (as set forth below in this definition) under the Assigned Patent Rights and/or Assigned Abandoned Rights that have been granted or retained by Seller, Affiliates of Seller, or prior owners or inventors of the Assigned Patent Rights and the Assigned Abandoned Rights prior to the Effective Date, including, without limitation, any covenants not to sue, standstill agreements, and releases that by their terms run with the Assigned Patent Rights and/or the Assigned Abandoned Rights or which Seller or its Affiliates are required to have a subsequent assignee of the Assigned Patent Rights comply with, and including, without limitation, the Extension Rights. Notwithstanding anything to the contrary in this Agreement, the Existing Rights for the purpose of this Agreement do not include any rights under, to or in, or any duties or obligations with respect to (i) any intellectual property that is not the Assigned Patent Rights or (ii) any intellectual property of Purchaser or Affiliates of Purchaser.

“Extension Rights” means the right of Seller or its Affiliates to (i) renew and extend the term of any licenses or covenants not to sue granted by Seller and/or its Affiliates which constitute Existing Rights and (ii) modify or amend any such licenses or covenants not to sue in accordance with, and solely pursuant to, an obligation contained therein and solely per the terms and conditions of such license or covenant not to sue in existence as of the Effective Date; provided that the initial license or covenant not to sue did not extend just to any one or more of the Patents themselves; and further provided, that such renewals, extensions, modifications, or amendments (a) do not confer any exclusive rights with respect to the Assigned Patent Rights, (b) do not confer upon the licensee any sublicense or assignment rights under the Assigned Patent Rights, other than what was set forth in the Existing Right, (c) do not confer any license rights upon an Unlicensed Person (as defined below); provided, however, an Unlicensed Person may become licensed due to an acquisition or merger with a Prior Rights Holder to the extent, and subject to any applicable limitations, provided in the Existing Rights; (d) do not create or modify any affirmative duties or obligations owed by Purchaser or Affiliates of Purchaser other than Existing Rights; and (e) do not confer any rights with respect to any intellectual property of Purchaser or Affiliates of Purchaser other than the Assigned Patent Rights.

“Flow Down Obligations” means the licenses, rights, covenants, immunities, releases, and duties of Seller and/or Affiliates of Seller solely to the extent existing as of the Effective Date under the Assigned Patent Rights and/or Assigned Abandoned Rights pursuant to a certain license agreement with a third party that Seller and/or its Affiliates are required, by the terms of such license, to make binding on Purchaser.

“Initial Payment” has the meaning set forth in subparagraph 2.2(a).

2

“Optional Licensees” means the companies listed as Optional Licensees in Exhibit C and each of their Affiliates.

“Option Expiration Date” means 11:59 p.m. Pacific Time on the applicable expiration dates set forth in Exhibit C for the Seller’s and/or Affiliates of Seller’ time-limited rights to sublicense the Assigned Patent Rights to Optional Licensees.

“Patent(s)” means the patents and patent applications identified in the tables on Exhibit A.

“Person” means any individual or Entity.

“Prior Rights Holder” has the meaning set forth in subparagraph 3.1(b).

“Recipient” means, with respect to a Patent, the Person in receipt of Disclosed Information for such Patent.

2.            Assignment; Purchase Price; Deliverables

2.1          Assignment.

(a)          Assignment of Assigned Patent Rights. As of Closing, Seller hereby sells, assigns, transfers, and conveys to Purchaser all of Seller’s right, title, and interest in and to the Assigned Patent Rights. Purchaser acknowledges and agrees that it will acquire all of Seller’s right, title, and interest in the Assigned Patent Rights and Assigned Abandoned Rights, including, without limitation, all causes of action, enforcement rights and all other rights to seek and obtain any other remedies of any kind including monetary damages for past, current and future infringement of any one or more of the Patents, subject to the Existing Rights. Purchaser hereby assumes all Flow Down Obligations only to the extent the Flow Down Obligations are applicable to the Assigned Patent Rights and/or the Assigned Abandoned Rights, and agrees to be bound by the Covenant to Sue Last in favor of Nikon Corporation, the basic terms of which are described on Exhibit F (the “Nikon CTSL”) to the extent the Nikon CTSL is applicable to the Assigned Patent Rights and/or the Assigned Abandoned Rights. The sale, assignment, transfer and conveyance of the Assigned Patent Rights and the Assigned Abandoned Rights will be evidenced by the Executed Assignments. After Closing, at the reasonable request of Purchaser, Seller will execute and deliver such other instruments and do and perform such other acts and things as mayf be reasonably necessary or desirable for effecting completely the consummation of the transactions dcontemplated hereby.

(b)          Subsequent Transfer of the Assigned Patent Rights and/or Assigned Abandonefd Rights. If Purchaser transfers or assigns the Assigned Patent Rights and/or the Assigned Abandoned Rights to any Person (a “Subsequent Transfer”), each Subsequent Transfer will be conditioned on such Persons agreeing in writing (i) to acquire the Assigned Patent Rights and/or the Assigned Abandoned Rights subject to the Existing Rights which are applicable to the Assigned Patent Rights and/or the Assigned Abandoned Rights being transferred or assigned in such Subsequent Transfer; (ii) to assume all Flow Down Obligations applicable to the Assigned Patent Rights and/or the Assigned Abandoned Rights being transferred or assigned in such Subsequent Transfer; (iii) to be bound by the Nikon CTSL with respect to the Assigned Patent Rights and/or the Assigned Abandoned Rights being transferred or assigned in such Subsequent Transfer; and (iv) to bind all future assignees or transferees of the Assigned Patent Rights and/or the Assigned Abandoned Rights to the provisions of this subparagraph 2.1(b).

(c)          Assignment of Rights in Certain Assets. Upon Closing, Seller hereby sells, assigns, transfers, and conveys to Purchaser all of its right, title, and interest in and to (a) the Abandoned Assets; (b) any reissues, reexaminations, extensions, continuations, continuing prosecution applications, requests for continuing examinations, continuations in part, divisions, provisionals and registrations of any of the Abandoned Assets and any patents or patent applications which correspond to or claim priority to any of the foregoing, and all foreign counterparts of the foregoing; (c) all rights to apply in any or all countries of the world for future patents, certificates of invention, utility models, industrial design protections, design patent protections, or other future governmental grants or issuances of any type related to the Abandoned Assets; and (d) all causes of action and enforcement rights of any kind under, or on account of, any of the Abandoned Assets and/or any of the items described in either of the foregoing categories (b) or (c), including, without limitation, all causes of action, enforcement rights and all other rights to seek and obtain any other remedies of any kind for past, current and future infringement (the “Assigned Abandoned Rights”). For the avoidance of doubt, Seller is not opining on or providing any representation or warranty as to the existence of the rights described in (b) – (d) above nor Purchaser’s right to enforce any of such rights. On or before Closing, Seller will execute and deliver to Purchaser an Assignment of Certain Rights in the forms set forth in Exhibit B.

3

2.2          Purchase Price; Payments.

(a)          Upfront Payment. At Closing, the Purchaser will pay to Seller the amount of One Million U.S. Dollars (US $1,000,000) (the “Initial Payment”) by wire transfer into the designated bank account of Seller set forth in Table 1 below. Seller may, at any time upon written communication to Purchaser, change its wire transfer information and/or its designated agent for receipt of the Initial Payment or any Further Payments (as set forth below).

The following Table 1 contains wire transfer instructions for the payment of the Initial Payment and the Further Payments to Seller:

Table 1

Account Name: Account Number: Bank: Bank Address: ABA/SWIFT:	Invention Investment Fund II LLC XXXXXXXXX
Please direct questions regarding these instructions to Treasury@intven.com

(b)          Further Payments. In addition to the Initial Payment, Purchaser will pay to Seller (or to Seller’s designated agent(s) for receipt of payment) (i) within thirty (30) days after the first year anniversary of Closing, One Million U.S. Dollars ($1,000,000) and (ii) within thirty (30) days after the second year anniversary of Closing, One Million U.S. Dollars ($1,000,000) (each of (i) and (ii), a “Further Payment” and together, the “Further Payments”). At its option, Purchaser may pre-pay one or more of the Further Payments. Purchaser’s obligations to make the Further Payments shall be secured under the terms of a Security Interest Addendum in the form attached as Exhibit E (the “Security Interest Addendum”). For the avoidance of doubt, neither this Agreement nor the Security Interest Addendum is a guarantee by any Affiliate of Purchaser of Purchaser’s payment obligations under this Agreement.

4

2.3          Refunds. No refund, credit or other adjustment of payment will be made by Seller. Rights conferred by this Agreement will not be affected by any statement appearing on any check or other document, except to the extent that any such right is expressly waived or surrendered by a party having such right and signing such statement.

2.4          Late Charges; Acceleration. Purchaser will pay a late charge on any overdue amounts calculated at the rate of one percent (1%) per month, accrued daily from the date due until paid. If such rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the rate will be reduced to such maximum legal rate. The rights to late charges under this Agreement will be in addition to any other rights that Seller may have that are conferred by operation of law or in equity.

2.5          Taxes. All payments under this Agreement will be made without any deduction or withholding for taxes or other charges, offset, or setoff.  Each party shall be responsible for paying its own income taxes and any sales, use, excise, import, export, value-added, net income, gross receipts, or similar tax or duty that may be associated with the transactions contemplated by this Agreement.

2.6          Deliverables.

(a)          Pre-Closing Deliverables.

(i)	Not later than ten (10) days preceding Closing, Purchaser will deliver to Seller or its representatives a proposed irrevocable funding agreement from investors reasonably satisfactory to Seller, providing funds adequate to enable payment pursuant to this Agreement, through the period during which Further Payments are due as well as payment of any litigation expenses

(ii)	Not later than five (5) days prior to Closing, Seller shall notify Purchaser or its representatives in writing, of its consent to close on the basis of the tendered funding agreement, such consent not to be unreasonably withheld.

(a)           Seller’s Deliverables. At Closing (or promptly thereafter), Seller will deliver the following items to Purchaser or its representative, and the delivery of each item will be a condition to Purchaser’s obligations under this Agreement:

(i)	any Deliverables not already made available to Purchaser or its representatives;

(ii)	an original counterpart of this Agreement duly executed by Seller;

(iii)	the original Executed Assignments;

(iv)	an original counterpart of the Security Interest Addendum in the form attached to this Agreement as Exhibit E duly executed by Seller; and

(v)	such other documents, certificates, consents, waivers and supporting papers necessary to consummate the transactions contemplated by this Agreement.

(b)          Purchaser’s Deliverables. At Closing, Purchaser will deliver the following items to Seller or its representatives, and the delivery of each item will be a condition to Seller’s obligations under this Agreement:

(i)	the Initial Payment; and

(ii)	an original counterpart of this Agreement duly executed by Purchaser; and

5

(iii)	one or more executed funding agreement(s) (in the form approved by Seller pursuant to paragraph 2.6(a)(ii) above) reflecting the contractual obligation of the funder to enable payment of all amounts payable pursuant to this Agreement through the period during which Further Payments are due, including, without limitation, payment of each of the Further Payments as set forth in Paragraph 2.2 (b), above, and payment of any litigation expenses; and

(iv)	such other documents, certificates, consents, waivers and supporting papers necessary to consummate the transactions contemplated by this Agreement.

3.          Additional Obligations

3.1        No Interference.

(a)        Neither Purchaser nor any of its employees, contractors, representatives or agents will use, directly or indirectly, any Disclosed Information to: (i) establish the basis for, or the date of, a Recipient’s knowledge or notice of the existence of any Patent; (ii) seek any Enhanced Damages against or from any Recipient who has received Disclosed Information; (iii) seek any discovery or introduce any evidence with respect to any Disclosed Information in any proceeding to which any Recipient of such Disclosed Information from a Seller or a Seller’s Affiliates is a party; or (iv) seek to collect from any Recipient any damages with respect to any Disclosed Information which may be awarded against that Recipient. Each Recipient qualifying under the foregoing categories (i) through (iv) is an intended third-party beneficiary of this subparagraph 3.1(a) with separate rights of enforcement. This section does not limit in any way Purchaser’s rights to rely on information or materials other than Disclosed Information to seek damages for patent infringement, damages awarded in connection with a judicial or arbitral finding of willful patent infringement, punitive (or enhanced) damages for willful patent infringement, or to establish a Recipient’s knowledge or notice of the existence of any Patent. In the event Purchaser discovers information that it believes to be Disclosed Information, it may check with Seller’s representatives who will use commercially reasonable efforts to determine (1) whether or not such information is Disclosed Information and, at Purchaser’s request, (2) whether or not Purchaser may use such Disclosed Information in a manner that is prohibited by the first sentence of this paragraph 3.1(a).

(b)         Contractual Liability towards Prior Rights Holder. If Seller or any of its Affiliates has a contractual liability under the Existing Rights to (1) a Person who is a beneficiary of Existing Rights, or (2) a pre-existing licensee to the Assigned Patent Rights and/or Assigned Abandoned Rights under an Existing Right (including, without limitation, an Optional Licensee) ((1) and (2), each, a “Prior Rights Holder”), Purchaser hereby grants to Seller and its Affiliates, Extension Rights, as well as the right to grant a limited, nonexclusive, perpetual, irrevocable, royalty-free, fully paid-up right and license (without geographic restriction), under the Assigned Patent Rights, to any Prior Rights Holder to make, have made, use, sell, offer for sale, import, and otherwise commercialize any product or service, solely to the extent necessary to eliminate any liability that Seller or any of its Affiliates may have to such Prior Rights Holder. Such license rights may be sublicensed by a Prior Rights Holder to subsidiaries of a Prior Rights Holder to the extent permitted in the Existing Rights or, in the case of an Optional Licensee, solely to Affiliates of such Optional Licensee. Effective as of Closing, Purchaser hereby grants to Seller and its Affiliates the right with respect to a Prior Rights Holder to (1) extend the duration of Existing Rights, (2) extend Existing Rights to Affiliates of the holders of such Existing Rights, and (3) to enter into a license agreement with the Optional Licensee in accordance with subparagraph 3.2(a). Notwithstanding anything to the contrary in this Agreement, the Existing Rights for the purpose of this Agreement do not include any rights under, to or in, or any duties or obligations with respect to (i) any intellectual property that is not the Assigned Patent Rights or (ii) any intellectual property of Purchaser or Affiliates of Purchaser.

6

(c)          Effective upon the Effective Date, except as otherwise provided under this Agreement (as has been or may be amended), Seller and its Affiliates will not (i) license or attempt to license any unlicensed Person under the Assigned Patent Rights (except for Optional Licensees and their Affiliates, pursuant to paragraph 3.2) or (ii) sell or attempt to sell the Assigned Patent Rights to any Person other than Purchaser; provided, however, that these restrictions shall immediately and automatically terminate if (A) this Agreement is terminated pursuant to paragraph 6.13 and (B) Closing does not occur by the Target Closing Date. Notwithstanding the foregoing, if a Seller and/or one of its Affiliates licenses, under the provisions in this Agreement (as has been or may be amended), any Person that subsequently acquires or is acquired by an unlicensed Person after Closing, such Seller and/or Affiliate license will continue in effect and will not violate the terms of this Agreement.

3.2          Optional Licensee; Unlicensed Persons

(a)          Optional Licensee. Purchaser hereby grants to Seller and its Affiliates a time-limited option to grant and authorize a nonexclusive sublicense, prior to the applicable Option Expiration Date and on such terms and conditions as Seller and its Affiliates deem fit, under the Assigned Patent Rights and the Assigned Abandoned Rights to any Optional Licensee within the time period and under the terms and conditions set forth in this subparagraph 3.2(a). Purchaser further grants to Seller and its Affiliates the right to renew, modify, amend, or extend the license granted under the terms of this subparagraph 3.2(a), but only to the extent necessary to extend the license term or add parties which are Affiliates of an Optional Licensee. All rights of Seller and Affiliates of Seller to grant licenses pursuant to this subparagraph 3.2(a) to the Optional Licensee will cease unless the agreement with the Optional Licensee is completed by the Option Expiration Date. Seller will notify Purchaser of any Optional Licensees to whom Seller has agreed to grant a license under the Assigned Patent Rights or the Assigned Abandoned Rights within ten (10) business days of any such agreement.

(b)          The rights granted by Seller and Affiliates of Seller to an Optional Licensee are nontransferable by the Optional Licensee except in the event of a transfer to a transferee that is either (1) the purchaser or all or substantially all of the operating assets (other than cash) of the Optional Licensee, or (2) the successor of the Optional Licensee in connection with a merger involving the sale of all, or substantially all, of the outstanding capital stock of the Optional Licensee and pursuant to which the products licensed under the license agreement with the Optional Licensee will be limited to the products sold or otherwise distributed by the Optional Licensee prior to such merger or acquisition. Seller will use reasonable efforts to inform Purchaser whether an Optional Licensee has received a sublicense under subparagraph 3.2(a) within thirty (30) days of execution of the agreement granting the license.

(c)          Unlicensed Persons. The purpose of Exhibit T is to identify a group of Persons not licensed to the Patents (the Persons on Exhibit T, as may be amended from time to time, the “Unlicensed Persons”), without causing Seller to expressly reveal licensees. Thus, at any time after Closing, but no more than once in any calendar quarter (four times per calendar year), Purchaser may, in its sole discretion, propose to Seller to add additional Persons and to modify Exhibit T accordingly, provided that Purchaser will not list on Exhibit T any Person who, to Purchaser’s knowledge, is licensed (except as otherwise set forth on Exhibit T); provided, further, that, prior to so modifying Exhibit T, Purchaser shall request in writing that Seller review a list of proposed additions, which list shall not name more than twenty (20) Persons each time, and Seller will modify such list to list only Persons that, to Seller’s or its Affiliates’ knowledge, are not licensed to the Assigned Patent Rights (or otherwise modify Exhibit T, as applicable). Seller will use commercially reasonable efforts to respond to such requests within fifteen (15) business days. For the purposes of this Section 3.2, the term “licensed” shall mean to refer to the receipt of any interest or right under the Assigned Patents Rights, including, without limitation, an immunity, covenant not to sue, cross license or release.

7

3.3          No Retention of Substantial Rights. As of Closing, neither Seller nor its Affiliates will retain legal title to, equitable title to or any ownership interest whatsoever in any of the Assigned Patent Rights or Assigned Abandoned Rights, any right to commence, direct, or settle any litigation relating to the infringement of any of the Assigned Patent Rights or Assigned Abandoned Rights and/or any right to maintain or defend the Patents. Seller intends that all substantial rights in the Assigned Patent Rights and Assigned Abandoned Rights transfer to Purchaser as of Closing. Additionally, as of Closing:

(a)          Seller will have no right to control any of Purchaser’s decisions affecting the Assigned Patent Rights and Assigned Abandoned Rights transferred pursuant to this Agreement;

(b)          Seller will have no right to receive advance notice of any licensing or litigation decisions made by Purchaser concerning any of the Assigned Patent Rights or Assigned Abandoned Rights;

(c)           Seller will have no right to review, approve, veto or contribute in any way to licensing or litigation decisions made by Purchaser concerning any of the Assigned Patent Rights or Assigned Abandoned Rights;

(d)          Seller will have no obligation to pay maintenance fees or any other fees required by the United States Patent and Trademark Office concerning any of the Assigned Patent Rights;

(e)          Seller will have no rights to seek a narrowing reissue or a voluntary reexamination of the Patents;

(f)          Seller will have no right to defend or otherwise participate in an interference proceeding concerning the Patents;

(g)          Seller will have no right to join or to otherwise participate as a party in any lawsuit or other legal proceeding in which Seller enforces any of the Assigned Patent Rights or Assigned Abandoned Rights against a Person; and

(h)          Seller will have no (i) right to exclude any Person from practicing the inventions described in the Assigned Patent Rights or Assigned Abandoned Rights, (ii) exclusive rights in any of the Assigned Patent Rights or Assigned Abandoned Rights, or (iii) authority to grant exclusive rights in any of the Assigned Patent Rights or Assigned Abandoned Rights to any Person (except as expressly provided in this Agreement).

3.4          Release of Security Interest. Upon receipt of both the Initial Payment and all of the Further Payments, Seller hereby releases, terminates, and extinguishes the security interests granted in the Assigned Patent Rights and Assigned Abandoned Rights.

3.5          Assertion Against Optional Licensee. Purchaser will not assert any of the Assigned Patent Rights against an Optional Licensee in any judicial proceeding or lawsuit until after expiration of the respective Option Expiration Date for the Optional Licensee; provided however, Purchaser may use the Assigned Patent Rights in response as a counterclaim against such Optional Licensee alleging a specific claim of existing or potential infringement in any judicial proceeding or lawsuit alleging infringement against Purchaser and upon receipt of such claim, rights of Seller and Affiliates of Seller to grant licenses pursuant to subparagraph 3.2(a) to such Optional Licensee shall terminate.

4            Representations and Warranties

4.1         Seller’s Representations and Warranties. As of the Effective Date, Seller hereby represents and warrants to Purchaser as follows:

(a)          Authority. Seller is a limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. Seller has all requisite power and authority to enter into, execute, and deliver this Agreement and perform fully its obligations hereunder.

8

(b)          Title and Contest. Subject to the Existing Rights and to the Nikon CTSL, Seller owns all right, title, and interest to the Assigned Patent Rights. Except for the Security Interest Addendum, Seller has not created any lien, mortgage, or security interest in any of the Assigned Patent Rights. To Seller’s knowledge, there are no (i) actions, suits, investigations, claims, or proceedings pending relating in any way to the Assigned Patent Rights, or (ii) existing contracts, agreements, options, commitments or rights with or held by any third party providing such third party with any right to acquire any ownership interest in the Assigned Patent Rights.

(c)          No Conflict With Other Agreements; Other Restrictions on Rights. Seller has not assigned or licensed any of the Assigned Patent Rights in any manner which conflicts with the assignment made to Purchaser pursuant to this Agreement. To Seller’s knowledge based on the disclosure made to Seller at the time of Seller’s acquisition of the Assigned Patent Rights, there is no obligation imposed by a standards-setting organization to license the Patents on particular terms or conditions.

(d)          Patent Office Proceedings. The Patents are not currently, nor to Seller’s knowledge have they ever been, involved in any reexamination or interference proceeding, with the exception of U.S. Patent No. 7,100,061. No such proceedings are pending or, to Seller’s knowledge, threatened.

(e)          Fees. All maintenance fees and annuities due on the Patents for which the final date for payment of such fee occurs prior to Closing have been paid.

(f)          Unlicensed Persons. To Seller’s knowledge, except for the Optional Licensees, none of Seller or its Affiliates has any existing contractual obligations to extend a license under the Assigned Patent Rights to any unlicensed Person, including, without limitation those listed on Exhibit T. Seller, and to Seller’s knowledge any prior owner or inventor, has not granted any license under the Assigned Patent Rights directly to any Person listed on Exhibit T; provided, however, such Persons may be licensed because they are Affiliates of Persons that are licensed to the knowledge of Seller.

4.2         Purchaser’s Representations and Warranties. As of Closing, Purchaser hereby represents and warrants to Seller as follows: (a) Purchaser is a corporation duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation; and (b) Purchaser has all requisite power and authority to (i) enter into, execute, and deliver this Agreement and (ii) perform fully its obligations hereunder.

5.          Disclaimers and Limitations of Liability

5.1        Disclaimer. Purchaser acknowledges and agrees that it is solely responsible for Purchaser’s own due diligence investigation of the Assigned Patent Rights and that the Deliverables are only provided by Seller as a convenience. NO INFORMATION CONTAINED IN THE DELIVERABLES WILL BROADEN ANY OF THE REPRESENTATIONS OR WARRANTIES IN PARAGRAPH 4.1 ABOVE. EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 4.1 ABOVE, SELLER MAKES NO REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) REGARDING ANY OF THE ASSIGNED PATENT RIGHTS, ASSIGNED ABANDONED RIGHTS, OR DELIVERABLES AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER GIVES PURCHASER NO ASSURANCE, REPRESENTATION OR WARRANTY: (A) REGARDING THE PATENTABILITY OF ANY CLAIMED INVENTION IN, OR THE VALIDITY OR SCOPE, OF ANY PATENT; (B) THAT THE ASSIGNED PATENT RIGHTS WILL NOT BE FOUND INVALID, UNPATENTABLE OR UNENFORCEABLE IN THE FUTURE FOR ANY REASON IN ANY ADMINISTRATIVE, ARBITRATION, JUDICIAL OR OTHER PROCEEDING; AND (C) THAT ANYTHING MADE, USED OR SOLD OR OTHERWISE DISPOSED UNDER ANY OF THE ASSIGNED PATENT RIGHTS WILL BE FREE FROM INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

9

5.2        Limitation of Liability. EXCEPT IN THE EVENT OF BREACH OF PURCHASER’S OBLIGATIONS OR REPRESENTATIONS UNDER PARAGRAPHS 3.1, 3.2, 4.2 OR 6.2 OR SELLER’S INTENTIONAL MISREPRESENTATION, LIABILITY UNDER THIS AGREEMENT WILL BE LIMITED AS FOLLOWS: (A) SELLER’S TOTAL LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED THE AMOUNT ACTUALLY RECEIVED BY SELLER FROM PURCHASER UNDER THIS AGREEMENT; and (B) PURCHASER’S TOTAL LIABILITY UNDER THIS AGREEMENT WILL NOT EXCEED THE AGGREGATE AMOUNT OF ALL PAYMENTS DUE BY PURCHASER TO SELLER UNDER THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS LIMITATION ON POTENTIAL LIABILITY WAS AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

5.3          Limitation on Consequential Damages. EXCEPT IN THE EVENT OF BREACH OF PURCHASER’S OBLIGATIONS UNDER PARAGRAPHS 3.1, 3.2, 4.2, OR 6.2, NEITHER PARTY WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY), FOR COVER OR FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL, MULTIPLIED, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES ACKNOWLEDGE THAT THESE EXCLUSIONS OF POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

6.          Miscellaneous

6.1         Compliance With Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties with respect to the transactions contemplated by this Agreement are subject to all applicable laws, regulations and orders of any government having jurisdiction over the parties and this transaction.

6.2         Confidentiality of Terms. The parties hereto will keep the terms of this Agreement and the identities of the parties hereto and their Affiliates confidential and will not now or hereafter divulge any of this information to any third party except (a) with the prior written consent of the other party; (b) as otherwise may be required by law or legal process, including, without limitation, by a taxing or regulatory authority; (c) during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties; (d) in confidence to its legal counsel, accountants, banks, its current and prospective financing sources and their advisors and current and prospective investors of such party, its affiliates or related funds; (e) the fact that the Patents have been sold and that Seller retains the right to grant licenses pursuant to the Patents (if that is the case), may be disclosed after the Closing by Purchaser, Seller or their respective Affiliates to actual or potential licensees (including Optional Licensees, as applicable) or acquirers of (1) in the case of Seller, the rights associated with patents owned, licensed, or held by Seller or any of Seller’s Affiliates or (2) in the case of Purchaser, the Assigned Patent Rights, provided that in the case of any such disclosure by Purchaser, the recipient of such disclosed information shall be subject to obligations of confidentiality and/or privilege at least as stringent as those contained herein; (f) in order to perfect Purchaser’s interest in the Assigned Patent Rights with any governmental patent office by recording any executed assignments delivered by Seller pursuant to this Agreement in any governmental patent office; (g) in order to perfect Seller’s security interest in the Assigned Patent Rights by filing the Security Interest Addendum and any related financing statements, amendments, applications for registration or other forms under the Uniform Commercial Code with any governmental office; or (h) information that is, before the date of such disclosure, rightfully publicly available, other than by a breach of this Agreement by the disclosing party; provided that, in (b) and (c) above, (i) to the extent permitted by law, the disclosing party will use all legitimate and legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing party will provide the other party with at least ten (10) days’ prior written notice of such disclosure. Without limiting the foregoing, Seller will cause its agents involved in this transaction to abide by the terms of this paragraph, including, without limitation, ensuring that such agents do not disclose or otherwise publicize the existence of this transaction or the terms of this Agreement with actual or potential clients in marketing materials, or industry conferences.

10

6.3          Governing Law; Venue/Jurisdiction. This Agreement and any action, suit, proceeding or claim arising under or relating to this Agreement will be governed, interpreted, construed, and enforced in all respects in accordance with the laws of the state of Delaware and by any controlling federal law with respect to the subject matter, without reference to its choice of law principles to the contrary. Subject to paragraph 6.4, no party will commence or prosecute any action, suit, proceeding or claim arising under or by reason of this Agreement other than in the state or federal courts located in Delaware. Each party irrevocably consents to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding, or claim arising under or by reason of this Agreement.

6.4          Dispute Resolution. Except as provided below, the parties hereby waive their respective rights to seek remedies in court, and will resolve any and all claims, disputes, or controversies relating in any way to, or arising out of, this Agreement, including, without limitation, any breach or threatened breach of this Agreement (“Disputes”), as follows:

(a)          The party raising the Dispute will promptly provide the other party with a written notice describing the nature of the Dispute in reasonable detail (a “Dispute Notice”). During the thirty (30) day period after a party’s receipt a Dispute Notice, the parties will commence discussions to attempt to resolve the Dispute.

(b)          If the parties cannot timely resolve the Dispute through negotiation, before resorting to arbitration, the parties will try in good faith to settle the Dispute by mediation before a mutually agreed mediator in the state of Delaware, USA. The mediation will be conducted in English and administered by the Judicial Dispute Resolution, LLC (“JDR”) under its mediation procedures. If the parties are unable to agree upon a mutually acceptable mediator, JDR will appoint a qualified mediator. The mediation proceeding will take place on the earliest practicable date following the submission of a request for mediation by either party, which request will be submitted within sixty (60) days after a party’s receipt of a Dispute Notice.

(c)          If the Dispute is not resolved through mediation within thirty (30) days after the mediation hearing, the parties will submit the Dispute to final and binding arbitration administered by JDR under its arbitration rules. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

(i)          The arbitration will be conducted before a mutually agreed panel of three (3) neutral arbitrators in Delaware. If the parties are unable to agree upon a mutually acceptable panel of three (3) arbitrators, the panel will be selected by JDR.

(ii)         The arbitration hearing will be conducted in English, and under no circumstances will the arbitration hearing extend for more than one (1) business day. The award must be rendered within one hundred twenty (120) days of the demand and the arbitrators must agree to comply with this schedule before accepting appointment. The parties have included these time limits to expedite the proceeding, but they are not jurisdictional, and the arbitrator may for good cause permit reasonable extensions which will not affect the validity of the award.

(iii)          All documents and information relevant to the Dispute in the possession of any party will be made available to the other party not later than sixty (60) days after the demand for arbitration is served, and the arbitrator may permit such depositions or other discovery deemed necessary for a fair hearing.

11

(iv)        The arbitrators’ award may be entered and enforced in any court with competent jurisdiction and will be nonappealable. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator’s decision.

(v)         The costs of the arbitration proceeding, including reasonable attorneys’ fees and costs, will be determined by the arbitrators, who may apportion costs equally, or in accordance with any finding of fault or lack of good faith of either party.

(vi)        To the fullest extent permitted by law, no arbitration under this Agreement will be joined to any other arbitration, and no class arbitration proceedings will be permitted.

(vii)        Except as may be required by law, neither a party nor any arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

Notwithstanding the other provisions of this paragraph, in the event of any breach or default, threatened or otherwise, under paragraphs 2.1(a), 2.1(b), 3.1, 3.2 and/or 6.2, the parties acknowledge and agree that damages alone would be insufficient to compensate for any such breach or default and that irreparable harm would result from such breach or default. Consequently, in the event of any such breach or default, or any threat of such breach or default by either party, then the other party will be entitled to temporary or permanent injunctive relief, specific performance and such other equitable relief as may be appropriate in the circumstances in order to restrain or enjoin such breach or default. These remedies will not be the exclusive remedies for violation of the terms of paragraph 2.1(a), 2.1(b), 3.1, 3.2 and/or 6.2, but will be in addition to all other remedies available to the parties at law or in equity. Furthermore, the provisions of this paragraph will not be a pre-condition to Seller’s exercise of any of its rights under the Security Interest Addendum attached as Exhibit E.

6.5          Notices. All required notices under this Agreement must be in writing in English, must make reference to Purchaser and to this Agreement, must be sent to the party at its address below or other physical address designated by the party in accordance with this provision, and duly given or made: (a) on the date delivered in person; and (b) one (1) day after deposited for overnight delivery with a nationally recognized overnight carrier service with charges for such overnight delivery prepaid.

If to Purchaser	If to Seller
Quest Patent Research Corporation 411 Theodore Fremd Ave. Suite 206S Rye, New York 10580 Attn: President With a copy to: Alfred R. Fabricant Brown Rudnick LLP 7 Times Square New York, New York 10036	Intellectual Ventures Assets 16 LLC 2711 Centerville Rd, Suite 400 Wilmington, DE 19808 Attn: Managing Director

6.6          Relationship of Parties. The parties hereto are independent contractors. Nothing in this Agreement will be construed to create a partnership, joint venture, franchise, fiduciary, employment or agency relationship between the parties. Neither party has any express or implied authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party.

12

6.7          Severability. If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement will have full force and effect, and the invalid provision will be modified, or partially enforced, to the maximum extent permitted to effectuate the original objective.

6.8          Nonwaiver. Failure by either party to enforce any term of this Agreement will not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

6.9          Further Assurance Regarding Assignment. Seller will, at the reasonable request of Purchaser, take all reasonable steps necessary and proper, to confirm the assignment to Purchaser of the Assigned Patent Rights pursuant to the Assignment of Patent Rights, including without limitation, the execution, acknowledgment, and recordation of specific assignments, oaths, declarations, and other documents on a country-by-country basis, to assist Assignee in obtaining and perfecting the Assigned Patent Rights.

6.10        Miscellaneous. This Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions. Neither of the parties will be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section, paragraph, and subparagraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. By written notice to Purchaser, Seller, at its sole and absolute option, will have the right to put to Purchaser or to disclaim, in whole or in part, any of the post-Closing rights in and to the Patents (if any exist) granted by Purchaser; provided, however, no action taken by Seller with respect to this sentence will limit or extinguish Purchaser’s obligations under this Agreement, and provided that nothing in this sentence shall be interpreted as implying that Seller is transferring anything less than its title to the Assigned Patent Rights (subject to the licenses granted back to Seller). Except for Affiliates of Seller or as set forth in paragraphs 3.1 and 3.2, this Agreement is not intended to confer any right or benefit on any third party (including, but not limited to, any employee, consultant or beneficiary of any party), and no action may be commenced or prosecuted against a party by any third party claiming as a third-party beneficiary of this Agreement or any of the transactions contemplated by this Agreement. No oral explanation or oral information by either party hereto will alter the meaning or interpretation of this Agreement. Subject to the foregoing restriction on any transfer, this Agreement will be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. No amendments or modifications will be effective unless in writing signed by authorized representatives of both parties. The terms and conditions of this Agreement will prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any letter, email or other communication or other writing not expressly incorporated into this Agreement. The following exhibits are attached hereto and incorporated herein: Exhibit A (entitled “Assignment of Patent Rights”); Exhibit B (entitled “Assignment of Certain Rights”); Exhibit C (entitled “Optional Licensees”); Exhibit D (entitled “Deliverables”); Exhibit E (entitled “Security Interest Addendum”) and Exhibit T (entitled “Unlicensed Persons”).

6.11         Opportunity to Confer with Counsel. Each party acknowledges that it has been represented by independent legal counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement and that it has executed this Agreement with the consent and on the advice of such independent legal counsel. Each party further acknowledges that it and its counsel have had adequate opportunity to make whatever investigation or inquiry they deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof.

13

6.12          Counterparts; Electronic Signature; Delivery Mechanics. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Each party will execute and promptly deliver to the other parties a copy of this Agreement bearing the original signature. Prior to such delivery, in order to expedite the process of entering into this Agreement, the parties acknowledge that a Transmitted Copy of this Agreement will be deemed an original document. “Transmitted Copy” means a copy bearing a signature of a party that is reproduced or transmitted via email of a .pdf file, photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

6.13          Termination. During the period of time between the Effective Date and the Target Closing Date, Purchaser may, in its sole discretion, terminate this Agreement by written notice to Seller. In the event that Closing does not occur by the Target Closing Date, then either party may terminate this Agreement by written notice to the other party. The termination rights set forth in this paragraph 6.13 shall be the exclusive remedy for either party in the event that Closing does not occur by the Target Closing Date. Neither party shall be liable to the other party in law or equity for such failure of Closing to occur. Upon any termination pursuant to this paragraph 6.13, Purchaser will return the originals of all documents delivered to Purchaser under this Agreement to Seller. The provisions of this Section 6 will survive any termination.

[Signature Page Follows]

14

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Patent Sale Agreement as of the dates set forth below.

PURCHASER: Quest Patent Research Corporation By: /s/ Jon C. Scahill Name: Jon C. Scahill Title: President and Chief Executive Officer Signature Date: July 7, 2015	SELLER: Intellectual Ventures Assets 16 LLC By: /s/ Jim Webster Name: Jim Webster Title: Authorized Person Signature Date: July 8, 2015

15

Exhibit A

ASSIGNMENT OF PATENT RIGHTS

For good and valuable consideration, the receipt of which is hereby acknowledged, Intellectual Ventures Assets 16 LLC, a Delaware limited liability company, with an address at 2711 Centerville Rd, Suite 400, Wilmington, DE 19808 (“Assignor”), does hereby sell, assign, transfer, and convey unto Quest Patent Research Corporation, a Delaware company with an address at 411 Theodore Fremd Ave., Suite 206S, Rye, New York 10580 (“Assignee”), all of Assignor's right, title, and interest in and to the following (collectively, the “Assigned Patent Rights”):

(a)            the patents and patent applications listed in the table below (the “Patents”);

Patent or application no.	Country	Filing Date	Title of Patent and Inventors
7100061 (09/484516)	US	8/29/2006 (1/18/2000)	Adaptive power control Andrew Read; Godfrey P. D'Souza; H. Peter Anvin; Keith Klayman; Marc Fleischmann; Sameer Halepete; Thomas Lawrence; Zongjian Chen
7596708 (11/411309)	US	9/29/2009 (4/25/2006)	Adaptive power control Andrew Read; Godfrey P. D'Souza; Keith Klayman; Sameer Halepete; Zongjian Chen; H. Peter Anvin; Marc Fleischmann; Thomas Lawrence
8566627 (12/502685)	US	10/22/2013 (7/14/2009)	Adaptive power control Godfrey P. D'Souza; Thomas Lawrence; Keith Klayman; Marc Fleischmann; Sameer Halepete; Zongjian Chen; Andrew Read; H. Peter Anvin
8806247 (13/725901)	US	8/12/2014 (12/21/2012)	ADAPTIVE POWER CONTROL Sameer Halepete; H. Peter Alvin; Zongjian Chen; Godfrey P. D'Souza; Marc Fleischmann; Keith Klayman; Thomas Lawrence; Andrew Read
7118273 (10/411955)	US	10/10/2006 (4/10/2003)	System for on-chip temperature measurement in integrated circuits William N. Schnaitter
7108420 (10/961311)	US	9/19/2006 (10/7/2004)	System for on-chip temperature measurement in integrated circuits William N. Schnaitter
11/524526	US	9/19/2006	System for on-chip temperature measurement in integrated circuits William N. Schnaitter
13/243976	US	9/23/2011	System for on-chip temperature measurement in integrated circuits William N. Schnaitter
5978876 (08/834242)	US	11/2/1999 (4/14/1997)	System and method for controlling communications between subsystems Paul E. Greaves
5650666 (08/562125)	US	7/22/1997 (11/22/1995)	Method and apparatus for preventing cracks in semiconductor die Marc Hartranft; Pat Zicolello
5846874 (08/810494)	US	12/8/1998 (2/28/1997)	Method and apparatus for preventing cracks in semiconductor die Marc Hartranft; Pat Zicolello

(b)            any reissues, reexaminations, extensions, continuations, continuing prosecution application, requests for continuing examinations, divisions, and registrations of any of the Patents and any patents or patent applications which correspond to or claim priority to any of the foregoing, and all foreign counterparts of the foregoing;

(c)            rights to apply in any or all countries of the world for future patents, certificates of invention, utility models, industrial design protections, design patent protections, or other future governmental grants or issuances of any type related to the Patents; and

(d)            causes of action and enforcement rights of any kind under, or on account of, any of the Patents and/or any of the items described in either of the foregoing categories (b) or (c), including, without limitation, all causes of action, enforcement rights and all other rights to seek and obtain monetary damages and any other remedies of any kind for past, current and future infringement.

Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all future patents, certificates of invention, utility models or other governmental grants or issuances that may be granted upon any of the Assigned Patent Rights in the name of Assignee, as the assignee to the entire interest therein. This Assignment of Patent Rights will inure for the benefit of any permitted successors or assigns of Assignee.

Assignor will, at the reasonable request of Assignee, take all reasonable steps necessary and proper, to confirm the assignment to Assignee of the Assigned Patent Rights pursuant to this Assignment of Patent Rights, including without limitation, the execution, acknowledgment, and recordation of specific assignments, oaths, declarations, and other documents on a country-by-country basis, to assist Assignee in obtaining and perfecting the Assigned Patent Rights

IN WITNESS WHEREOF this Assignment of Patent Rights is executed on _________, 2015.

Intellectual Ventures Assets 16 LLC:

By:       _____________________________

Name:  _____________________________

Title:    _____________________________

Exhibit B

Assignment of RIGHTS IN CERTAIN Assets

For good and valuable consideration, the receipt of which is hereby acknowledged, Intellectual Ventures Assets 16 LLC, a Delaware limited liability company, with an address at 2711 Centerville Rd, Suite 400, Wilmington, DE 19808 (“Assignor”), does hereby sell, assign, transfer, and convey unto Quest Patent Research Corporation, a Delaware company with an address at 411 Theodore Fremd Ave., Suite 206S, Rye, New York 10580 (“Assignee”), its right, title, and interest in and to any and all of the following provisional patent applications, patent applications, patents, and other governmental grants or issuances of any kind (the “Certain Assets”):

Patent or (application no.)	Country	Filing Date	Title of Patent and Inventors
7100061C1 (95/000243)	US	6/13/2007	Adaptive power control Andrew Read; Godfrey P. D'Souza; H. Peter Anvin; Keith Klayman; Marc Fleischmann; Sameer Halepete; Thomas Lawrence; Zongjian Chen
(PCT/US2001/001684)	US	1/16/2001	Adaptive power control Andrew Read; Godfrey P. D'Souza; H. Peter Anvin; Keith Klayman; Marc Fleischmann; Sameer Halepete; Thomas Lawrence; Zongjian Chen
(10/824702)	US	4/14/2004	System for on-chip temperature measurement in integrated circuits Paul E. Greaves

Assignor assigns to Assignee all of its rights to the inventions, invention disclosures, and discoveries in the assets listed above, together, with its rights, if any, to revive prosecution of claims under such assets and to sue or otherwise enforce any claims under such assets for past, present or future infringement.

Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to make available to Assignee all records regarding the Certain Assets.

The terms and conditions of this Assignment of Rights in Certain Assets will inure to the benefit of Assignee, its successors, assigns, and other legal representatives and will be binding upon Assignor, its successors, assigns, and other legal representatives.

DATED this __ day of ________ 2015.

ASSIGNOR:

Intellectual Ventures Assets 16 LLC

By:       _____________________________

Name:  _____________________________

Title:    _____________________________

Exhibit C

OPTIONAL LICENSEES

Optional Licensees

"Optional Licensees" means the following third parties and their Affiliates:

[Optional licensees not included since the options expired]

Exhibit D

DELIVERABLES

(1)	Seller’s or its agents’ list or other means of tracking information relating to the prosecution or maintenance of the Patents throughout the world, including, without limitation, the names, addresses, email addresses, and phone numbers of prosecution counsel and agents, and information relating to deadlines, payments, and filings, which list or other means of tracking information is current as of Closing;

(2)	if available, original ribbon copies or certificates issued by the applicable government for each issued patent included as part of the Assigned Patent Rights and Assigned Abandoned Rights;

(3)	if available, copies of the recorded agreements assigning ownership of the Assigned Patent Rights and Assigned Abandoned Rights from the inventor(s) and/or prior owner(s) to Seller;

(4)	if available, copies of any declarations from the inventor(s) and/or prior owner(s) to Seller regarding any missing originals documents in categories (2) or (3) above; and

(5)	any conception and reduction to practice materials from the inventor or prior owner of the Patents that are related to the Patents, if any, that are in the Seller’s possession.

Seller will send the Deliverables described above to the following address:

Alfred R. Fabricant

Brown Rudnick LLP

7 Times Square

New York, New York 10036

Exhibit E

Security Interest addendum

This Security Interest Addendum, dated as of the Effective Date, relates to the Patent Sale Agreement, dated as of  ___________, 2015 (the “PSA”), by and among Intellectual Ventures Assets 16 LLC, a Delaware limited liability company, with an address at 2711 Centerville Rd, Suite 400, Wilmington, DE 19808 (“Seller”), and Quest Patent Research Corporation, a Delaware company with an office at 411 Theodore Fremd Ave., Suite 206S, Rye, New York 10580 (“Purchaser”). Capitalized terms used but not otherwise defined herein will have the meanings assigned to such terms in the PSA.

1.             Grant of Security Interest. Purchaser hereby grants Seller a security interest in the Assigned Patent Rights and Assigned Abandoned Rights and any proceeds of such Assigned Patent Rights and Assigned Abandoned Rights (such as, without limitation, royalty payments) (together, the “Collateral”) to secure all present and future payment and performance obligations (collectively, the “Obligations”) of Purchaser to Seller or any of Seller’s Affiliates, including, without limitation, Purchaser’s obligations under the PSA. Seller agrees to release this security interest upon full payment of all amounts due to Seller from Purchaser under the PSA. "Affiliate" of either party means another entity which, directly or indirectly, controls, is controlled by, or is under common control with such party, where "control" means ownership or control of at least fifty percent (50%) of the voting power of securities or interests in the entity controlled. The term “control” means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

2.             Restrictions on Disposition of Assigned Patent Rights. Until the Obligations have been completed (including, without limitation, that all Further Payments have been made), Purchaser may not (i) sell, exclusively license, transfer, assign or otherwise dispose of the Assigned Patent Rights and/or Assigned Abandoned Rights, or (ii) grant licenses under the Assigned Patent Rights and/or Assigned Abandoned Rights that include sublicense rights except for rights to grant sublicenses to subsidiaries of such licensee (each, a “Disposition”), without Seller’s prior written consent. If Seller consents to such a Disposition, any outstanding Further Payments shall be due prior to such Disposition.

3.             Filing of Financing Statements. Purchaser authorizes Seller to file financing statements, amendments, applications for registration, other forms under the Uniform Commercial Code (“UCC”) describing the Collateral. Seller will pay all costs of filing any financing, continuation or termination statements and any other UCC filing made with respect to this Security Interest Addendum.

4.             Purchaser’s Covenant. Purchaser will not allow or grant any superior lien, claim, or security interest in the Collateral other than that created by this Security Interest Addendum, without separate consent in a writing executed by Seller.

5.             Events of Default. The occurrence of any of the following will, at the option of Seller, be an “Event of Default”: (a) any default by Purchaser under this Security Interest Addendum, the PSA, or any of the other Obligations; and/or (b) the cessation of Purchaser’s business operations, the insolvency of Purchaser, an admission in writing of its inability to pay debts as they mature, the institution by or against Purchaser of any bankruptcy, reorganization, debt arrangement, assignment for the benefit of creditors, or other proceeding under any bankruptcy or insolvency law or dissolution, receivership, or liquidation proceeding.

6.             Remedies. Upon the occurrence of an Event of Default, Seller shall use reasonable efforts to give Purchaser notice of such, and Purchaser shall have five (5) days from the date such notice was given to attempt to cure such Event of Default. In the event that the Event of Default is not cured within that five (5) day period, Seller will have an immediate right to pursue the remedies provided herein and any other remedies available under applicable laws or in equity, including, without limitation, the remedies of a secured party under the applicable UCC. Purchaser acknowledges that Seller’s giving five (5) calendar days’ notice is reasonable in any circumstances where Seller may be required by law to give Purchaser notice. All the rights, privileges, powers and remedies of Seller are cumulative.

7.             Licenses Granted. Any Person taking ownership of the Assigned Patent Rights and/or Assigned Abandoned Rights through the foreclosure process will take title to the Assigned Patent Rights and Assigned Abandoned Rights subject to all nonexclusive licenses that Seller and/or any Prior Rights Holders have granted.

8.             Expenses; Attorneys’ Fees. Purchaser will pay on demand the amount of all costs and expenses incurred by Seller to protect or enforce its rights with respect to this Security Interest Addendum or the Collateral. The sums agreed to be paid pursuant to this section are secured by this Security Interest Addendum.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Security Interest Addendum as of the Effective Date.

PURCHASER Quest Patent Research Corporation By: _____________________________ Name: _____________________________ Title: _____________________________	SELLER Intellectual Ventures Assets 16 LLC By: _____________________________ Name: _____________________________ Title: _____________________________

Exhibit F

Nikon Corporation Covenant to Sue Last (basic terms)

Licensed Patents and Covered Patents.  With respect to any Covered Offerings sold by Grantee or a Grantee Subsidiary any time prior to or during the Term, subject to Grantee’s and each Grantee Subsidiaries’ compliance with the limitations, terms, and conditions of this Agreement, IVGL, on behalf of itself, IIF, each IIF Subsidiary, ISF, each IDF Subsidiary, ISF and each ISF Subsidiary hereby covenants to use best efforts to pursue any action, claim or other proceeding against any and all Third Parties everywhere in world, excluding those Grantee Customers (who are not suppliers of Grantee or a Grantee Subsidiary), alleging infringement of any Licensed Patent or Covered Patent anywhere in the world within the Image Sensor FOU and WiFi FOU before pursuing such action against Grantee, a Grantee Subsidiary or a Grantee Customer (who is not a supplier of Grantee or a Grantee Subsidiary) alleging infringement within the Image Sensor FOU and WiFi FOU until there are no available remedies in any jurisdiction under any Patent Rights associated with any Licensed Patent and/or Covered Patent with respect to such alleged infringement resulting from sales of such Covered Offerings.  Any and all such actions against such Third Parties arising from sales of Covered Offerings shall continue until a decision is rendered by a court of each competent jurisdiction throughout the world from which no appeal or review can be taken or until each such Third Party has entered into a settlement agreement with IVGL, IIF, an IIF Subsidiary, IDF, an IDF Subsidiary, ISF, or an ISF Subsidiary within the Image Sensor FOU and WiFi FOU.  With respect to damages that IVGL, IIF, each IIF Subsidiary, ISF, each IDF Subsidiary, ISF and each ISF Subsidiary could seek from Grantee or a Grantee Subsidiary in the absence of this section (if any) with respect to the Image Sensor FOU or WiFi FOU, such damages under any Licensed Patent or Covered Patent will accrue against Grantee and each Grantee Subsidiary within the Image Sensor FOU and WiFi FOU.  The covenant to sue last granted in this subpart 2.1e (1) is personal to the Grantee and Grantee Subsidiaries and does not apply to Third Parties. Any transfer of a Licensed Patent or a Covered Patent shall be subject to this covenant to sue last. Any transfer agreement concerning a Licensed Patent or a Covered Patent in the Image Sensor FOU and WiFi FOU shall include notice requiring any transferee to be bound by this covenant to sue last.   IVGL, IIF, an IIF Subsidiary, IDF, an IDF Subsidiary, ISF, or an ISF Subsidiary shall cure or remedy any transfer of such Licensed Patent or Covered Patent in the Image Sensor FOU and WiFi FOU that fails to give notice and require any transferee to be bound by this covenant to sue last within ninety (90) days after receipt of a written notice pertaining to such deficient transfer from Grantee or any Grantee Subsidiary (the “Cure Period”).   Any reasonable cost and/or expense incurred as a result of such deficient transfer shall be paid by IVGL or an IV Entity and shall not be subject to the limitation of liability as provided in paragraph 9.8. If and only if IVGL or an IV Entity fails to cure or remedy such deficient transfer within the Cure Period, then IVGL or an IV Entity shall defend and hold Grantee and Grantee Subsidiaries harmless from any loss, claim, expense or damages after Grantee or Grantee Subsidiary tenders the defense to IVGL or an IV entity.   As long as any IV Entity has Patent Rights associated with the Licensed Patents or the Covered Patents in the Image Sensor FOU or WiFi FOU that can be asserted against a supplier of Grantee or a supplier of a Grantee Subsidiary, then the covenant to sue last described in this subpart 2.1e (1) is not exhausted as to the Covered Offerings that incorporate the components provided by said supplier in the Image Sensor FOU or WiFi FOU.  For the avoidance of doubt, the covenants in this paragraph made by IVGL, on behalf of itself, IIF, each IIF Subsidiary, ISF, each IDF Subsidiary, ISF and each ISF Subsidiary shall continue beyond the Term, but only for sales of Covered Offerings that took place any time prior to or during the Term.

“Image Sensor Field of Use” or “Image Sensor FOU” means any semiconductor die or chip whose primary function is the capture and conversion of light into electrical signals, including, but not limited to, Bayer filter sensor, Foveon X3 sensor, discrete image sensors, and/or other specialty sensors such as a curved sensor and use semiconductor charge-coupled devices (CCD), and/or active pixel sensors in a complementary metal-oxide-semiconductor (CMOS), N-type metal-oxide-semiconductor (NMOS, Live MOS) technology, or hybrid CCD/CMOS architecture, and/or back-side illuminated CMOS (BSI-CMOS), with any of the foregoing being incorporated in a Grantee  imaging device.

“WiFi Field of Use” or “WiFi FOU” means Wi-Fi, wireless local area network, wireless local area network transmitter-receiver, chip or module, each of which is equipped with or using an IEEE 802.11 wireless network interface controller and/or forming an IEEE 802.11 station incorporated in a Grantee imaging device.

 Exhibit T

UNLICENSED PERSONS

[Information provided to the Purchaser]